UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 13, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On May 13, 2003, Calpine Corporation announced that it has received $105.5 million following completion of a contract monetization and a restructuring of its interest in Acadia Power Partners, LLC (Acadia).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b) Not applicable.

(c) Exhibits.

     99.0 Press release dated May 13, 2003 - Calpine Receives $105.5 Million From Acadia Project Restructuring


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION

                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date: May 13, 2003

EXHIBIT 99.0

NEWS RELEASE                                    CALPINE CONTACTS: (408) 995-5115
                                       Media Relations:  Katherine Potter, x1168
                                        Investor Relations:  Rick Barraza, x1125


                      CALPINE RECEIVES $105.5 MILLION FROM
                          ACADIA PROJECT RESTRUCTURING

             Company Continues Advancing its 2003 Liquidity Program

     (SAN JOSE, CALIF.) May 13, 2003 - Calpine Corporation [NYSE:CPN], a leading North American power company, today announced that it has received $105.5 million following completion of a contract monetization and a restructuring of its interest in Acadia Power Partners, LLC (Acadia). Acadia - a 50/50 joint venture between Calpine and Cleco Corporation [NYSE:CNL] (Cleco) - owns and operates the 1,160-megawatt Acadia Power Project in Eunice, La. This transaction is another step in Calpine's previously announced liquidity-enhancing program, which includes monetization of certain power sales contracts.

     As part of the transaction, Acadia terminated its 580-megawatt, 20-year tolling arrangement with Aquila, Inc. [NYSE:ILA] (Aquila) in return for a cash payment of $105.5 million from Aquila. Acadia will make a $105.5 million distribution to Calpine. Subsequent to this contract monetization, Calpine Energy Services, a wholly owned subsidiary of Calpine, entered into a new 20-year, 580-megawatt tolling contract with Acadia. Calpine Energy Services will now market all of the output from the Acadia Power Project under the terms of this new contract and an existing 20-year tolling agreement. Cleco will receive priority cash distributions as its consideration for the restructuring.

     "This transaction further demonstrates Calpine's ability to identify and execute on attractive opportunities to enhance liquidity while maintaining long-term value," stated Calpine's Chief Financial Officer Bob Kelly. "In early 2003, the company outlined a program to generate approximately $2.3 billion to fund capital requirements for current construction, refinancing and general corporate purposes. "We continue to advance our liquidity program and are nearing completion of additional contract monetizations and a $1 billion, two-year refinancing of our secured working capital revolvers," Kelly added.

     The Acadia Power Project entered into commercial operation in August 2002. The natural gas-fired facility incorporates combined-cycle technology and advanced emissions reduction systems, resulting in fuel savings and significantly fewer emissions.

     Calpine Corporation is a leading North American power company dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation and a full range of energy products and services. It generates and markets power through plants it owns, operates, leases, and develops in 23 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation's ("the Company") expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) unseasonable weather patterns that produce reduced demand for power; (vi) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers; (vii) actual costs being higher than preliminary cost estimates; and (viii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2002, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.